Exhibit (j)(25)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Northern Lights Fund Trust II with respect to the Beacon Dynamic Allocation Fund, a series of shares of Northern Lights Fund Trust II.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

February 12, 2026